SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 30, 1997



                               THE SOURCE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)



                                    Missouri
                 (State or Other Jurisdiction of Incorporation)



       0-26238                                           43-1710906
(Commission File Number)                      (IRS Employer Identification No.)



                11644 Lilburn Park Rd., St. Louis, Missouri 63146
               (Address of Principal Executive Offices) (Zip Code)



                                 (314) 995-9050
              (Registrant's Telephone Number, Including Area Code)



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Item 2. Acquisition or Disposition of Assets

     On May 30, 1997 (the "Closing Date"), The Source Company, a Missouri corporation (the "Registrant"), completed the indirect acquisition of all the assets of Mike Kessler and Associates, Inc., a New Jersey corporation ("MK&A"), by purchasing all of the issued and outstanding shares of capital stock of MK&A from Michael Kessler and Loretta B. Kessler, the sole shareholders of MK&A (collectively the "Sellers") in exchange for a total purchase price, subject to certain minor adjustments, of $2,500,000 (the "Acquisition"). The acquired assets included all of the right, title and interest in and to certain property, real, personal and mixed, tangible and intangible, of every kind or character and wherever located, of MK&A (the "Assets"). The Acquisition was effected pursuant to the terms and conditions set forth in a Stock Purchase Agreement, dated as of April 24, 1997, as amended by a First Amendment to Stock Purchase Agreement, dated as of May 19, 1997.

     Other than in connection with the Acquisition, the Sellers have not had any material relationship with the Registrant or any of its affiliates, any director or officer of the Registrant or any associate of any such director or officer.

     Of the total purchase price, $250,000 which had been held in escrow was released to the Sellers on the Closing Date. An additional $100,000 in cash remains in an escrow account and will be disbursed to the parties pursuant to a certain Indemnification Escrow Agreement. The balance of the total purchase price is in the form of a promissory note delivered to the Sellers by the Registrant in the principal amount of $2,150,000 bearing interest at the rate of 6.25% per annum and payable on January 5, 1998.

     The Registrant derived and will derive the cash funds comprising the total purchase price from its existing credit facility with Wachovia Bank of North Carolina, N.A.

     The total purchase price for the stock of MK&A acquired by the Registrant was determined by arm's length negotiation and was based upon, among other factors, (i) the current and historical financial results of MK&A, and (ii) MK&A's customer base.

     The Sellers operated MK&A as a business engaged in the collection of retail display allowances for retail store chains. Upon completion of the Acquisition, MK&A became the wholly-owned subsidiary of the Registrant. The Registrant intends to continue the operation of such business and does not currently intend to devote the Assets of MK&A to other purposes.


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
Item 7. Exhibits

        (a)       Not Applicable.

        (b)       Not Applicable.

        (c)       See Exhibit Index.


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
                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:  June 13, 1997
                                               THE SOURCE COMPANY



                                            By: /s/ W. Brian Rodgers
                                                ---------------------------
                                                W. Brian Rodgers,
                                                Chief Financial Officer


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


                                  EXHIBIT INDEX


Exhibit No.                         Exhibit

   2.1               Stock Purchase Agreement dated as of April 24, 1997.

   2.2               First Amendment to Stock Purchase Agreement dated as of
                     May 19, 1997.



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